               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                G-III Apparel Group, Ltd.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

Dear Stockholder:

    You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Tuesday, June 12, 2001 at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York 10103.

    The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked to elect directors and to ratify the appointment of Ernst & Young LLP as the independent certified public accountants of the Company.

    At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.

    We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

    Thank you for your cooperation.

                                           Very truly yours,

                                          /s/ MORRIS GOLDFARB

                                           MORRIS GOLDFARB
                                           Chief Executive Officer

May 11, 2001

                           G-III APPAREL GROUP, LTD.
                               512 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 12, 2001

                              -------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of G-III Apparel Group, Ltd. (the 'Company') will be held on Tuesday, June 12, 2001 at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York 10103, for the following purposes:

    (1) To elect nine directors to serve for the ensuing year.

    (2) To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending January 31, 2002.

    (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Only stockholders of record at the close of business on May 7, 2001 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    All stockholders are cordially invited to attend the Annual Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, EACH STOCKHOLDER IS URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                           By Order of the Board of Directors


                                           /s/ Wayne S. Miller
                                            ....................................
                                           WAYNE S. MILLER
                                           Secretary

New York, New York
May 11, 2001

                           G-III APPAREL GROUP, LTD.
                               512 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

                              GENERAL INFORMATION

GENERAL

    This Proxy Statement (first mailed to stockholders on or about May 11, 2001) is furnished to the holders of Common Stock, par value $.01 per share (the 'Common Stock'), of G-III Apparel Group, Ltd. (the 'Company') in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the 'Annual Meeting'), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Tuesday, June 12, 2001, at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue,
31st Floor, New York, New York 10103.

    It is proposed that at the Annual Meeting: (i) nine directors will be elected and (ii) the appointment of Ernst & Young LLP as the independent certified public accountants of the Company for the fiscal year ending January 31, 2002 will be ratified.

    Management currently is not aware of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

    Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

REVOCABILITY AND VOTING OF PROXY

    A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Unless otherwise indicated on the form of proxy, shares of Common Stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by the Company prior to the Annual Meeting, will be voted with respect to the following items on the agenda: (i) the election of each of the nominees for director as shown on the form of proxy and
(ii) the appointment of Ernst & Young LLP as the independent certified public accountants of the Company.

    Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy, by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby 'for' the election of each of the nominees for director as shown on the form of proxy and 'for' the ratification of the appointment of Ernst & Young LLP as the independent certified public accountants of the Company, and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

    On May 7, 2001, there were 6,665,164 shares of Common Stock outstanding (excluding those held by the Company). Each of these shares is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on May 7, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon. 'Broker non-votes' are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

    The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Ernst & Young LLP.

                    BENEFICIAL OWNERSHIP OF COMMON STOCK BY
                      CERTAIN STOCKHOLDERS AND MANAGEMENT

    The following table sets forth information as of March 31, 2001 (except as otherwise noted in the footnotes) regarding the beneficial ownership of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see 'Executive Compensation' below); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                             AMOUNT AND NATURE OF
                                                            BENEFICIAL OWNERSHIP OF   PERCENTAGE OF
           NAME AND ADDRESS OF BENEFICIAL OWNER                  COMMON STOCK         COMMON STOCK
           ------------------------------------                  ------------         ------------
Aron Goldfarb(1)..........................................         1,092,105(2)           16.1%
Morris Goldfarb(1)........................................         2,873,665(3)           40.8%
Lyle Berman ..............................................           128,900(4)            1.9%
  433 Bushaway Road
  Wayzata, MN 55391
Thomas J. Brosig .........................................                 0                 *
  1174 Glendale Place
  Gulfport, MS 39507
Alan Feller(1)............................................            10,675                 *
Carl Katz(1)..............................................            77,450(5)            1.2%
Willem van Bokhorst ......................................            12,150(6)              *
  Julianaplein 5
  Curacao, Netherlands Antilles
Sigmund Weiss ............................................            11,350(7)              *
  c/o Green & Weiss
  225 West 34th Street
  New York, NY 10001
George J. Winchell .......................................             7,150(8)              *
  c/o Sea Oaks
  8785 Lakeside Boulevard
  Vero Beach, FL 32963
Dimensional Fund Advisors Inc ............................           532,465(9)            8.0%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Buckingham Capital Management Incorporated ...............           478,900(10)           7.2%
  630 Third Avenue, Sixth Floor
  New York, NY 10017
Jeanette Nostra-Katz(1)...................................            77,450(11)           1.2%
Keith Sutton Jones(1).....................................           120,975(12)           1.8%
Wayne S. Miller(1)........................................            60,000(8)              *
Deborah Gaertner(1).......................................            26,275(13)             *
All directors and executive officers as a group
  (13 persons)............................................         4,420,695(14)          59.9%

---------

*   Less than one percent
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (1) The address of such individual is c/o G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, New York 10018.

 (2) Includes 107,500 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (3) Includes (i) 378,000 shares of Common Stock which may be acquired within 60 days upon the exercise of options; (ii) 130,000 shares of Common Stock held in a trust, of which Mr. Goldfarb's wife is one of two trustees with shared voting and dispositive power, for the benefit of Mr. Goldfarb's daughter; (iii) 130,000 shares of Common Stock held in a trust, of which Mr. Goldfarb's wife is one of two trustees with shared voting power, for the benefit of Mr. Goldfarb's son; (iv) 19,889 shares of Common Stock owned by Mr. Goldfarb's son; (v) 9,889 shares held by Mr. Goldfarb's wife;
     (vi) 6,400 shares of Common Stock held by Morris and Arlene Goldfarb as joint tenants; and (vii) 6,400 shares of Common Stock held by the Morris Goldfarb Family Trust.

 (4) Include 19,500 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (5) Consists of 7,000 shares of Common Stock which may be acquired within 60 days upon the exercise of options, 19,950 shares which are held jointly by Mr. Katz and his wife, Jeanette Nostra-Katz, an executive officer of the Company, and 50,500 shares of Common Stock which may be acquired within 60 days upon exercise of options held by Ms. Nostra-Katz.

 (6) Includes 7,150 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (7) Includes 6,100 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (8) Shares which may be acquired within 60 days upon the exercise of options.

 (9) Information is derived from the Schedule 13G, dated February 2, 2001 (the 'DFA Schedule 13G'), filed by Dimensional Fund Advisors Inc. ('DFA'), a registered investment advisor, with the Securities and Exchange Commission. The DFA Schedule 13G states that DFA is deemed to have beneficial ownership as of December 31, 2000 of 532,465 shares of Common Stock, all of which shares are owned by advisory clients of DFA, no one of which, to the knowledge of DFA, owns more than 5% of the outstanding Common Stock. In the DFA Schedule 13G, DFA disclaims beneficial ownership of such shares.

(10) Information is derived from the Schedule 13G, dated February 9, 2001 (the 'BCM Schedule 13G'), filed by Buckingham Capital Management Incorporated ('BCM'), a registered investment advisor with the Securities and Exchange Commission. The BCM Schedule 13G states that BCM is deemed to have beneficial ownership as of December 31, 2000 of 478,900 shares of Common Stock.

(11) Consists of 50,500 shares of Common Stock which may be acquired within 60 days upon the exercise of options, 19,950 shares which are held jointly by Ms. Nostra-Katz and her husband, Carl Katz, a director and executive officer of the Company, and 7,000 shares of Common Stock which may be acquired within 60 days upon exercise of options held by Mr. Katz.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(12) Includes 50,375 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

(13) Consists of 24,275 shares of Common Stock which may be acquired within 60 days upon the exercise of options and 2,000 shares held by Ms. Gaertner's husband.

(14) Includes an aggregate of 717,550 shares of Common Stock which may be acquired within 60 days upon exercise of options.

                      PROPOSAL NO. 1-ELECTION OF DIRECTORS

    Nine directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below (all of whom are currently directors of the Company) to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If any of these nominees become unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

    The nominees, their respective ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

                                    YEAR FIRST
                                      BECAME                       PRINCIPAL OCCUPATION
          NOMINEE             AGE    DIRECTOR                   DURING THE PAST FIVE YEARS
          -------             ---    --------                   --------------------------
Morris Goldfarb.............  50       1974      Co-Chairman of the Board and Chief Executive Officer of
                                                  the Company. Until April 1997, served as either President
                                                  or Vice President of the Company and its predecessors
                                                  since its formation in 1974. Director of Lakes Gaming,
                                                  Inc. and Wilsons The Leather Experts, Inc.
Aron Goldfarb...............  78       1974      Director of the Company and former Co-Chairman of the
                                                  Board. Until December 1994, served as either President
                                                  or Vice President of the Company and its predecessors
                                                  since its formation in 1974. As of January 1, 1995, Mr.
                                                  Goldfarb became a consultant to the Company.
Lyle Berman.................  59       1989      Since October 1991, Chairman and Chief Executive Officer
                                                  of Lakes Gaming, Inc. or its predecessor, Grand Casinos,
                                                  Inc. Currently serves as a Director of Lakes Gaming,
                                                  Inc., New Horizon Kids Quest, Inc. and Wilsons The
                                                  Leather Experts, Inc.
Thomas J. Brosig............  51       1992      Since January 2001, Mr. Brosig has served as Senior Vice
                                                  President, Administration, Park Place Entertainment, Las
                                                  Vegas, Nevada. From January 1999 to January 2001, he
                                                  served as President, Mid-South Region, Park Place
                                                  Entertainment. For more than the past five years, he
                                                  served its predecessor, Grand Casinos, Inc., in various
                                                  executive capacities including its President from
                                                  September 1996 to January 1999. From January 1999 to
                                                  October 1999, he served as President and was a Director
                                                  of Lakes Gaming, Inc. Additionally, he is a Director of
                                                  Wilson's The Leather Experts, Inc. and Famous Dave's of
                                                  America.
Alan Feller.................  59       1995      Mr. Feller was the Company's Chief Financial Officer from
                                                  December 1989 to April 1998, and served as the Company's
                                                  Executive Vice President, Treasurer and Secretary of the
                                                  Company from January 1990 through October of 1998. Mr.
                                                  Feller served as a consultant to the Company from
                                                  November 1998 through October 1999.
Carl Katz...................  61       1989      Executive Vice President of the Siena Leather division
                                                  ('Siena') of the Company. Mr. Katz has been an executive
                                                  of Siena since 1981.
Willem van Bokhorst.........  55       1989      Partner in the Netherlands Antilles law firm of Smeets
                                                  Thesseling van Bokhorst for more than the past five
                                                  years.
Sigmund Weiss...............  79       1974      Certified Public Accountant since 1948. Operated a
                                                  general accounting practice for over 40 years. Served as
                                                  an accountant for the Company since its inception.
George J. Winchell..........  74       1990      Retired as Senior Vice President of W.R. Grace & Co. in
                                                  1994. Joined W.R. Grace & Co. in 1949 and held positions
                                                  with the controller's office, the Specialty Chemicals
                                                  Group, the office of the President and the Retail Group.

    Aron Goldfarb and Morris Goldfarb are father and son, respectively. Carl Katz and Jeanette Nostra-Katz, President of the Company, are married to each other.

    The Board of Directors of the Company has several committees, including an Executive Committee, Audit Committee, Option Committee and Compensation Committee. The Board of Directors held five meetings during the fiscal year ended January 31, 2001. During the fiscal year ended January 31, 2001, each director in office during such fiscal year attended not less than 75% of the aggregate number of meetings of the Board of Directors and of meetings of committees of the Board on which he served.

    The Executive Committee, composed of Morris Goldfarb, Aron Goldfarb and Carl Katz, is vested with the powers of the Board of Directors, to the fullest extent permitted by law, between meetings of the Board. The Executive Committee did not act during the fiscal year ended January 31, 2001.

    Until April 30, 2001, the Audit Committee was composed of Sigmund Weiss and Willem van Bokhorst. Mr. Thomas J. Brosig became the third member of the Audit Committee on May 1, 2001. Messrs. Weiss, van Bokhorst, and Brosig are 'independent directors' as that term is defined in the listing standards of the National Association of Securities Dealers. The Audit Committee is responsible for, among other things, (i) reviewing and discussing the annual audited financial statements with management, (ii) discussing with management and the auditors information relating to the financial reporting issues and judgments in connection with the preparation of the Company's financial statements,
(iii) reviewing with management and the auditors the Company's interim financial reports prior to filing with the Securities and Exchange Commission,
(iv) meeting with management to review the Company's major financial risk exposures, (v) reviewing major changes to the Company's accounting principles,
(vi) reviewing the adequacy of the Company's internal controls and
(vii) overseeing compliance with the Securities and Exchange Commission. A complete description of the Audit Committee's responsibilities is described in the Audit Committee Charter which is appended to this proxy statement. The Audit Committee met four times and acted by written consent one time during the fiscal year ended January 31, 2001.

    The Option Committee, composed of George J. Winchell and Willem van Bokhorst, is empowered to oversee and make all decisions regarding the Company's 1989 Stock Option Plan (the '1989 Plan') and its 1997 Stock Option Plan, functioning as the 'Committee' under both plans. The Option Committee acted by unanimous written consent three times in the fiscal year ended January 31, 2001. The G-III Apparel Group, Ltd. Stock Option Plan for Non-Employee Directors, effective June 1991 and the 1999 Stock Option Plan For Non-Employee Directors (the '1999 Non-Employee Directors Plan'), which provides for annual option grants to non-employee directors of the Company, are administered by the Board of Directors.

    The Compensation Committee, composed of Thomas J. Brosig and Sigmund Weiss, is empowered to establish and review compensation practices and policies of the Company. The Compensation Committee is empowered to recommend and/or set the compensation for the executive officers and key employees of the Company as well as authorize and approve employment agreements. The Compensation Committee did not meet during the fiscal year ended January 31, 2001.

VOTE REQUIRED

    The nine nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

    THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE NINE NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' THEIR ELECTION.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for the fiscal year ended January 31, 2001 for services in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL                    LONG-TERM
                                                  COMPENSATION(1)               COMPENSATION
                                       --------------------------------------   ------------      ALL OTHER
                                                                 OTHER ANNUAL     OPTIONS        COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR(2)   SALARY ($)   BONUS ($)    COMPENSATION       (#)              ($)
---------------------------  -------   ----------   ---------    ------------       ---              ---
Morris Goldfarb ..........    2001      $650,000    $1,058,419     $50,000(3)      --              $36,378(4)
  Chief Executive Officer     2000       650,000       494,355      50,000(3)     100,000           36,214(4)
                              1999       650,000        --          --             --               36,138(4)
Jeanette Nostra-Katz .....    2001      $325,000    $  300,000     $--             --              --
  President                   2000       325,000       150,000      --             50,000          --
                              1999       325,000        --          --             --              --
Wayne S. Miller ..........    2001      $262,000    $  200,000     $--             --              $11,681(5)
  Senior Vice-President,      2000       262,000       100,000      --             25,000           12,844(5)
  Treasurer and Secretary     1999       201,539        --          --            100,000           11,176(5)
Deborah Gaertner .........    2001      $210,600    $   78,975     $--              3,000          --
  Vice President-Women's      2000       210,600        35,000      --              2,500          --
  Sales Division of G-III     1999       210,600        --          --             --              --
  Leather Fashions, Inc.
Keith Sutton Jones .......    2001      $205,000    $   75,000     $--             --              $--
  Vice President of Foreign   2000       205,000        25,000      --             --              --
  Manufacturing-G-III         1999       205,000        --          --             --              --
  Leather Fashions, Inc.

---------

(1) Amounts reflected do not include perquisites and other personal benefits received by any named executive, which, in all instances, were less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.

(2) Represents the fiscal year ended January 31 of that year.

(3) Represents a contribution to a supplemental pension trust pursuant to the terms of Mr. Goldfarb's employment agreement. See 'Employment Agreement.'

(4) Amounts represent insurance premiums paid by the Company for life insurance for the benefit of Mr. Goldfarb's wife.

(5) Amounts represent insurance premiums paid by the Company for life and long-term disability insurance.

    The following table sets forth information on option grants in the fiscal year ended January 31, 2001 to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            % OF TOTAL
                               NUMBER OF      OPTIONS                                  POTENTIAL REALIZABLE
                               SECURITIES   GRANTED TO                                   VALUE AT ASSUMED
                               UNDERLYING    EMPLOYEES    EXERCISE                     ANNUAL RATES OF STOCK
                                OPTIONS      IN FISCAL     PRICE       EXPIRATION     PRICE APPRECIATION FOR
            NAME                GRANTED       YEAR(1)      ($/SH)         DATE            OPTION TERM(2)
            ----                -------       -------      ------         ----        -----------------------
                                                                                          5%          10%
                                                                                          --          ---
Deborah Gaertner.............    3,000          3.7%       $6.125    August 22, 2010   $11,556      $29,285

---------

(1) Based upon options to purchase 81,000 shares granted to all employees in the fiscal year ended January 31, 2001.

(2) These amounts represent assumed rates of appreciation in the price of the Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

    The following table sets forth information with respect to (i) stock options exercised in the fiscal year ended January 31, 2001 by the persons named in the Summary Compensation Table and (ii) unexercised stock options held by such individuals.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                             SHARES                     OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                            ACQUIRED                    FISCAL YEAR END           FISCAL YEAR END ($)(1)
                               ON       VALUE     ---------------------------   ---------------------------
           NAME             EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             --------   --------   -----------   -------------   -----------   -------------
Morris Goldfarb...........   26,250    $123,060     378,000        80,000       $1,512,814      $375,040
Jeanette Nostra-Katz(2)...        0           0      50,500        60,000       $  136,244      $217,530
Wayne Miller..............        0           0      45,000        80,000       $  114,790      $221,610
Deborah Gaertner..........    6,300    $ 30,319      24,275         6,000       $  114,526      $ 14,627
Keith Sutton Jones........        0           0      50,375        20,000       $  243,752      $ 93,760

---------

(1) Computed based on the difference between the last sale price per share of the Common Stock of $6.938 on January 31, 2001 and the exercise price of each option.

(2) Excludes 16,000 options held by Ms. Nostra-Katz' husband, Carl Katz, a director of the Company.

EMPLOYMENT AGREEMENT

    The Company has an employment agreement with Morris Goldfarb effective through January 31, 2004. Two years prior to the end of the agreement, it will automatically be extended for an additional year unless prior to that time either the Company or Mr. Goldfarb provides a written notice that the term should not be extended any further. The agreement provides for a base annual salary of $650,000, with increases at the discretion of the Board of Directors. The agreement also provides for a $2,000,000 life insurance policy which names Mr. Goldfarb's wife as beneficiary and an annual incentive bonus equal to varying percentages of pre-tax income (as defined in the employment agreement) if pre-tax income exceeds $2,000,000. The percentages vary from 3% of pre-tax income in excess of $2,000,000 up to 6% of pre-tax income in excess of $2,000,000 if pre-tax income exceeds $4,000,000. Pursuant to the agreement, the Company will contribute $50,000 per year to a supplemental pension trust for Mr. Goldfarb's benefit for each year in which net after-tax income (as defined in the employment agreement) exceeds $1,500,000. In addition, pursuant to the agreement, in the event that Morris Goldfarb's employment is terminated (i) by the Company without cause or (ii) by Morris Goldfarb because of a material breach by the Company of the agreement, in either case at any time after a 'Change in Control' (as defined in the agreement), then Mr. Goldfarb will be entitled to receive from the Company, in general, (a) an amount equal to 2.99 times his base salary and bonus, as well as (b) certain employment-related benefits for a period of three years from the date of his termination.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company receive $5,000 per year, in addition to $500 for each meeting of the Board attended and $500 for each meeting of each Audit Committee of the Board attended, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors' meetings.

    Aron Goldfarb, a director of the Company, acts as a consultant to the Company and is paid at the rate of $1,000 per month for services rendered in such capacity. The Company also provides an automobile and medical insurance for Mr. Goldfarb and his wife.

G-III Apparel Group, Ltd. Stock Option Plan for Non-Employee Directors

    Pursuant to the G-III Apparel Group, Ltd. 1999 Stock Option Plan for Non-Employee Directors (the '1999 Non-Employee Directors Plan'), the Company automatically grants options to purchase shares of Common Stock on an annual basis to members of its Board of Directors who are not also employees of, or consultants to, the Company (a 'Non-Employee Director'). Subject to adjustment to reflect stock splits and other capital changes, a maximum of 50,000 shares are issuable under the 1999 Non-Employee Directors Plan.

    Under the 1999 Non-Employee Directors Plan, each Non-Employee Director is automatically granted an option to purchase 1,000 shares of Common Stock on the day after each annual meeting of the Company's stockholders (each, a 'Grant Date'). All options issued under the 1999 Non-Employee Directors Plan are exercisable at a per share exercise price equal to the closing sales price of a share of Common Stock on the Grant Date.

    In general, each option granted under the 1999 Non-Employee Directors Plan becomes exercisable in equal increments of 200 shares on each of the first through fifth anniversaries of the date the option is granted, and subject to the foregoing, may be exercised during the ten year period from the date the option is granted. However, a Non-Employee Director who ceases to perform services for the Company will have three months (one year in the case of termination by reason of death or total disability) to exercise his or her outstanding options, but only to the extent otherwise exercisable under the vesting schedule.

    Under the 1999 Non-Employee Directors Plan, the Board of Directors, acting in its discretion, may (i) make a one-time grant of an option to purchase up to 10,000 shares of Common Stock to an individual when he or she first becomes a Non-Employee Director and (ii) increase the number of shares covered by the automatic annual option grant to Non-Employee Directors to as many as 2,000 shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    General. The Compensation Committee consists of Thomas J. Brosig and Sigmund Weiss. The Company's compensation policies have evolved over the years since the Company's initial public stock offering in December 1989. At the time of the public offering and periodically since then, the compensation levels of the Company's executive officers were reviewed and compared to officers of other publicly held apparel companies. The Company adopted the 1989 Plan in 1989 and increased the number of shares subject to the 1989 Plan in January 1992 and June 1994. In 1997, the Company adopted the 1997 Plan and in 2000 the Company increased the number of shares subject to the 1997 Plan. The 1989 Plan and 1997 Plan are administered by the Option Committee, which is currently composed of Willem van Bokhorst and George J. Winchell.

    One of the Company's strengths is a strong management team. The compensation program is designed to enable the Company to attract, retain and reward capable employees who contribute to the Company's success. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. The Company's executive compensation policies are intended to (i) attract and retain the most highly qualified managerial and executive talent; (ii) afford appropriate incentives to produce superior performance; (iii) emphasize sustained performance by aligning rewards with stockholder interests; (iv) motivate executives and employees to achieve the Company's annual and long-term business goals; and (v) reward executives for superior individual contributions to the Company. To implement these policies, the Board of Directors designed an executive compensation program consisting, in general, of base salary, annual bonus plan and stock options.

    Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code') publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total remuneration in excess of $1 million paid to certain executive officers in a single year. However, Section 162(m) of the Code provides an exception for 'performance-based' remuneration, including remuneration attributable to certain stock options. The Company expects to keep 'non-performance-based' remuneration within the $1 million limit to ensure that all executive compensation will be fully deductible. Nevertheless, although the Committee considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as 'performance-based' remuneration.

    Base Salary. Base salaries reflect individual responsibilities, experience, leadership and contribution to the success of the Company. Annual salary adjustments are generally determined by evaluating the performance of the executive and any increased responsibilities assumed by the executive, the performance of the Company and the competitive marketplace. During the fiscal year ended January 31, 1999 ('fiscal 1999'), the fiscal year ended January 31, 2000 ('fiscal 2000'), and the fiscal year ended January 31, 2001 ('fiscal 2001'), the Company granted certain salary increases based on performance and the competitive marketplace.

    Annual Bonuses. The Company has a discretionary bonus program for corporate management personnel, which includes Ms. Nostra-Katz, Mr. Miller, and Mr. Sutton Jones. Under the discretionary program, if the Company's overall profit target is met, corporate management personnel are entitled to receive bonuses, determined by Morris Goldfarb, the Chief Executive Officer of the Company, based on an evaluation of the executive's individual performance and contribution to the Company's results of operations. The Company's range of profit targets for fiscal 2000 and fiscal 2001 were met and the bonuses awarded Ms. Nostra-Katz, Mr. Miller, and Mr. Sutton Jones are set forth in the Summary Compensation Table. Management personnel were not awarded bonuses for fiscal 1999 as profit targets were not met. The Company has an incentive compensation program for division Vice-Presidents, including Ms. Gaertner. The incentive compensation program is based on targeted division and overall company performance. The Company's and division's overall targets were met in fiscal 2000 and fiscal 2001 and the bonus paid to Ms. Gaertner for those years is set forth in the Summary Compensation table.

    Mr. Goldfarb has a performance-based incentive bonus provision in his employment agreement. This incentive provision is intended to recognize Mr. Goldfarb's unique role in overall management and corporate strategy and provide incentive compensation based on overall performance by the Company. Pursuant to the terms of his employment agreement, Mr. Goldfarb was paid a bonus of $494,355 with respect to fiscal 2000 and a bonus of $1,058,419 with respect to fiscal 2001. Mr. Goldfarb was not paid a bonus with respect to fiscal 1999.

    Stock Options. The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Stock option awards provide a long-term view and incentives tied to growth in stockholder values. The Committee strongly believes that the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned.

    The Committee believes that the use of stock options as the basis for long-term incentive compensation meets the Company's compensation strategy and business needs of the Company by achieving increased value for stockholders and retaining key employees. The Committee intends to work closely with the Option Committee to achieve these goals.

            COMPENSATION COMMITTEE                            OPTION COMMITTEE

               Thomas J. Brosig                             Willem van Bokhorst
                Sigmund Weiss                                George J. Winchell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Morris Goldfarb, Chief Executive Officer and a director of the Company, is a director of Wilsons The Leather Experts, Inc. ('Wilsons'). Thomas J. Brosig, a director of the Company, is also a director of Wilsons. Mr. Brosig served as Executive Vice President of Administration and Finance of the Company from August 1989 through March 1990.

AUDIT COMMITTEE REPORT

    In accordance with its written charter adopted by the Board of Directors attached as an appendix to this proxy statement, the Audit Committee of the Board of Directors (the 'Committee') is responsible for, among other things, reviewing and discussing the audited financial statements with management, and discussing with the Company's auditors information relating to the auditors' judgments about the quality of the Company's accounting principles. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

    Review of Audited Financial Statements. The Audit Committee has reviewed the Company's audited financial statements for the fiscal year ended January 31, 2001 as audited by Ernst & Young LLP, the Company's independent auditors, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 (Communication with Audit Committees). Furthermore, the Audit Committee has received the written disclosures from Ernst & Young LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP its independence.

    Recommendation. In reliance on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2001 be included in the Company's Annual Report on Form 10-K for that fiscal year.

    Membership. Until April 30, 2001, the Audit Committee consisted of Messrs. Weiss and van Bokhorst.

                                          AUDIT COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Sigmund Weiss
                                          Willem van Bokhorst

INDEPENDENT PUBLIC ACCOUNTANTS

    On July 20, 2000, the Company dismissed Grant Thornton LLP as its principal accountants and engaged Ernst & Young LLP. The decision to change accountants was approved by the Company's Audit Committee.

    Neither of the reports of Grant Thornton LLP on the financial statements for the Company's fiscal years ended January 31, 1999 and January 31, 2000 contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended January 31, 1999 and January 31, 2000, the three months ended April 30, 2000, and through July 20, 2000, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

    During the fiscal years ended January 31, 1999 and January 31, 2000, the three months ended April 30, 2000, and through July 20, 2000, the Company had not consulted Ernst & Young LLP regarding any matter requiring disclosure under
Item 304(a)(2) of Regulation S-K.

    The Company provided Grant Thornton LLP with a copy of this disclosure and requested that Grant Thornton LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. In a letter to the SEC dated July 27, 2000, Grant Thornton LLP stated that it agreed with the statements in the prior three paragraphs as such statements pertained to Grant Thornton LLP.

AUDIT FEES

    Ernst & Young LLP and the member firms of Ernst & Young (collectively 'Ernst & Young') billed the Company an aggregate of $172,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the fiscal year ended January 31, 2001 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 2000 and October 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Ernst & Young did not provide any professional services to the Company for the fiscal year ended January 31, 2001 in connection with the design or implementation of any financial information systems.

ALL OTHER FEES

    Ernst & Young billed the Company an aggregate of $43,000 in fees for other services rendered to the Company for the fiscal year ended January 31, 2001. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young's independence.

                   PROPOSAL NO. 2-RATIFICATION OF APPOINTMENT
                  OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The stockholders will be asked to ratify the appointment of Ernst & Young LLP as the independent certified public accountants of the Company for the fiscal year ending January 31, 2002. Ernst & Young LLP audited the financial statements of the Company for the fiscal year ended January 31, 2001. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if such person desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' APPROVAL THEREOF.

COMPARATIVE PERFORMANCE BY THE COMPANY

    The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index and
(ii) a published industry index or peer group. This chart compares the Common Stock with (i) the S&P 500 Composite Index and (ii) the S&P Textiles Index, and assumes an investment of $100 on January 31, 1996 in each of the Common Stock, the stocks comprising the S&P 500 Composite Index and the stocks comprising the S&P Textile Index.

                           G-III APPAREL GROUP, LTD.
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     (JANUARY 31, 1996 -- JANUARY 31, 2001)


                             [PERFORMANCE GRAPH]


Symbol               GIII             SPX           STEXA
---------------------------------------------------------------

                                                 S&P Textile
                     G-III          S&P 500       (Apparel)

        1/31/96       100             100            100
        1/31/97       122             124            138
        1/31/98       196             154            137
        1/31/99       102             201            122
        1/31/00       121             219             80
        1/31/01       241             215            110







COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    To the Company's knowledge, except for Keith Sutton Jones who was three days late in filing a Form 4, which reported three transactions, the Company's directors, executive officers and beneficial owners of more than ten percent of the Company's Common Stock are in compliance with the reporting requirements of
Section 16(a) under the Securities Exchange Act of 1934, as amended.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In September 1986, the New York City Industrial Development Agency ('IDA') issued $1,442,000 of floating rate Industrial Development Revenue Bonds to a commercial bank for the purpose of acquiring and renovating real property located at 345 West 37th Street in New York City (the '345 Property'). Simultaneously, the IDA leased the 345 Property for a term of 15 years to 345 West 37th Corp. ('345 West'), a company owned and managed by Morris Goldfarb and Aron Goldfarb, for sublease to a subsidiary of the Company as its headquarters. Monthly rental payments are due under the sublease in an amount equal to the aggregate of all amounts due under the bonds (including principal, redemption premium, if any, and interest), plus real estate taxes and building operating expenses. Two of the Company's subsidiaries and Morris Goldfarb and Aron Goldfarb (collectively, the

'Guarantors'), have jointly and severally guaranteed the payments and obligations under the lease and the payment of principal and interest on the bonds.

    In April 1988, 345 West received a loan in the principal amount of $1,153,000 from the New York Job Development Authority (the 'Authority'), to assist 345 West in its renovation of the 345 West Property. The loan is for a period of 15 years and is repayable in monthly installments of $11,217, which includes interest at 8.25%. The loan is financed by long-term bonds issued by the Authority. G-III and the two principal stockholders of the Company have signed corporate and personal guarantees for this loan. The outstanding principal of this debt was approximately $284,000 at January 31, 2001.

    Morris Goldfarb and Lyle Berman and/or related family partnerships or trusts for the benefit of their children are beneficial owners of an aggregate of more than 10% of the fully diluted common equity of Wilsons, a retail leather apparel chain. Mr. Goldfarb and Mr. Berman are also directors of Wilsons. During the year ended January 31, 2001, sales by the Company to Wilsons accounted for approximately $13.1 million of the Company's net sales.

                             STOCKHOLDER PROPOSALS

    All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2002 must be received by the Company no later than January 15, 2002 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors


                                          /s/ Wayne S. Miller
                                           .....................................
                                          WAYNE S. MILLER
                                          Secretary

Dated: May 11, 2001

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: G-III APPAREL GROUP, LTD., ATTENTION: CORPORATE SECRETARY, 512 SEVENTH AVENUE, NEW YORK, NEW YORK 10018.

                                                                        APPENDIX

                           G-III APPAREL GROUP, LTD.
                            AUDIT COMMITTEE CHARTER

    The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company,
(2) the compliance by the Company with legal and regulatory requirements and
(3) the independence and performance of the Company's independent auditors.

    There shall be at least three members of the Audit Committee. The members of the Audit Committee shall meet the independence and experience requirements of Nasdaq, or any Stock Exchange on which the Company's shares are listed for trading. If the Board of Directors appoints one member who does not meet those requirements, the Company shall disclose in its Proxy Statement the nature of the relationship that makes that individual not independent and the reasons for the Board's determination to appoint that director to the Audit Committee.

    The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    The Audit Committee shall make regular reports to the Board.

    The Audit Committee shall:

         1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

         2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

         4. Review with management and the independent auditor the Company's interim financial report prior to its filing with the SEC or prior to the release of earnings.

         5. Meet periodically with management, in person or by telephone, to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

         7. Consider and review with the independent accountant the adequacy of the Company's internal controls, including computerized information system controls and security.

         8. Consider and review with the independent accountant any related significant findings and recommendations of the independent accountant together with management's responses thereto.

         9. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

        10. Approve the fees to be paid to the independent auditor.

        11. Receive periodic written reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit

            Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

        12. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

        13. Meet with the independent auditor and financial management to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

        14. Obtain from the independent auditor assurance that Section 10a of the Private Securities Litigation Reform Act of 1995 has not been implicated.

        15. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or amended, relating to the conduct of the audit.

        16. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

                   Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

                   Any changes required in the planned scope of the audit.

        17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        18. Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

        19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

        20. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

        21. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants or other to assist it in the conduct of any investigation.

        22. Meet at least annually with the Chief Financial Officer and the independent auditor in separate executive sessions.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                                                      APPENDIX I


                                PROXY CARD

                           G-III APPAREL GROUP, LTD.
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2001

   The undersigned, a stockholder of G-III Apparel Group, Ltd. (the 'Corporation'), hereby constitutes and appoints Morris Goldfarb, Aron Goldfarb and Wayne S. Miller and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, June 12, 2001, and at any and all adjournments or postponements thereof, as follows:


   (1) ELECTION OF DIRECTORS
   [ ] FOR the nominees listed below (except as marked       [ ] WITHHOLDING AUTHORITY to vote for
       to the contrary below)                                    all the nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Nominees: Morris Goldfarb, Aron Goldfarb, Lyle Berman, Thomas J. Brosig, Alan
          Feller, Carl Katz, Willem van Bokhorst, Sigmund Weiss and George J. Winchell

   (2) PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP

                         [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

   (3) In their discretion upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

                                                    (Continued on reverse side.)

(Continued)

   Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1 and 2 above. IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTORS AND FOR PROPOSAL 2.

   Any and all proxies heretofore given by the undersigned are hereby revoked.

                                                      Dated: ___________________

                                                      __________________________

                                                      __________________________
                                                      Please sign exactly as
                                                      your name(s) appear
                                                      hereon. If shares are held
                                                      by two or more persons
                                                      each should sign.
                                                      Trustees, executors and
                                                      other fiduciaries should
                                                      indicate their capacity.
                                                      Shares held by
                                                      corporations,
                                                      partnerships,
                                                      associations, etc. should
                                                      be signed by an authorized
                                                      person, giving full title
                                                      or authority.

           PLEASE DATE, SIGN AND MAIL IN THE ENCLOSED REPLY ENVELOPE